Exhibit 10.1

REVOLVING LINE OF CREDIT PROMISSORY NOTE
(UNSECURED)

Borrower:	Orrstown Financial Services, Inc.	Lender:	Atlantic Community Bankers Bank
	77 E. King Street		1400 Market Street
	Shippensburg, PA 17257		P.O. Box 1109
Camp Hill, PA 17001-1109

PRINCIPAL AMOUNT: $5,000,000                DATE OF NOTE: August 3, 2015

PROMISE TO PAY. For value received, Orrstown Financial Services, Inc. (“Borrower”), a Pennsylvania corporation organized as the holding company of Orrstown Bank (the “Bank”), hereby agrees to pay to Atlantic Community Bankers Bank, a state banking institution chartered in the Commonwealth of Pennsylvania, (“Lender”) the sum of Five Million and No/100 Dollars ($5,000,000.00), or so much of the principal as may be outstanding, together with interest on the outstanding principal balance of each advance made by Lender under this Revolving Line of Credit Promissory Note (“Note”) at the rate set forth in this Note from the date of each advance by Lender under this Note until the principal balance of each advance under this Note is paid in full.

1.INTEREST. The interest rate on the principal of this Note is subject to change from time to time based on changes in the Index set forth in this Note. The interest rate on the Loan (as herein defined) may or may not be the lowest rate available at any given time by Lender to its customers. Borrower understands that Lender may make other similar loans to other customers at interest rates different than the interest rate provided for in this Note. The interest rate is floating at Wall Street Journal Prime. Under no circumstances will the interest rate on this Note exceed the maximum interest permitted under the laws of the Commonwealth of Pennsylvania.

2.PAYMENT. Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning             , 2015, with all subsequent interest payments to be due on the first day of each month thereafter. All outstanding principal, accrued but unpaid interest and any other sums due and payable under this Note shall be due and payable in full on             , 2016 (the “Maturity Date”). Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

3.PREPAYMENT PENALTY. Borrower may at any time prepay any part or the entire principal due under this Note without any premium or penalty. Any prepayments shall first be applied to interest, late charges and costs, if any, and then to principal.

4.LATE CHARGE. If any payment to be made under this Note, including any balloon payment, is fifteen (15) or more days late, a late charge will be automatically assessed on the sixteenth day. The late charge will be the greater of $25.00 or 5% of the payment not made.

5.REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the best of its knowledge, information and belief as follows:

5.1    Organization and Qualification of Borrower. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

5.2    Organization and Qualification of Bank. The Bank is a state chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and is duly qualified and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.
5.3    Power and Authority. The Borrower has the corporate power and authority to execute, deliver and perform this Note, to borrow under this Note and to consent to the negative pledge covenant outlined in Sections 7.1. No consent of any other party (including stockholders of the Borrower) and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of such agreements.
5.4    Enforceability. This Note constitutes valid obligations of the Borrower, legally binding upon it and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights.
5.5    Conflict with Other Instruments. The execution, delivery and performance of this Note will not violate or contravene any provision of (i) any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction over the Borrower or the Bank , (ii) the Certificate of Incorporation or Charter or By-laws of the Borrower or the Bank, or (iii) any mortgage, indenture, security agreement, contract, undertaking or other to which the Borrower or the Bank is a party or which purports to be binding upon it or any of its properties or assets, and will not result in the creation or imposition of any lien, charge, encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.
5.6    Judgments. There are no judgments, injunctions or similar orders or decrees outstanding against Borrower and there are no claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties which, if determined adversary to Borrower, could result in any material adverse change in Borrower’s financial condition, property or ability to perform its obligations under this Note and other agreements, and Borrower is not, to its knowledge, in violation of or default under any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental agency.

5.7    Default. The Borrower is not in default under any material existing agreement, and no Default hereunder has occurred and is continuing.
5.8    Taxes. The Borrower and the Bank have filed or caused to be filed all tax returns (including, without limitation, those relating to Federal and state income taxes) required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against either of them (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books). No tax liens have been filed against the property or assets of the Borrower or the Bank, and no claims are being asserted with respect to such taxes which, if adversely determined, would have a material adverse effect upon the financial condition, business or operations of the Borrower or the Bank.
5.9    Financial Condition. All balance sheets, profit and loss statements, and other financial statements of the Borrower and the Bank which have heretofore been delivered to Lender are true and correct and present fairly, accurately and completely the consolidated financial position of the Borrower and the Bank and the results of their respective operations as of the dates and for the periods for which the same are furnished. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis. Neither the Borrower nor any subsidiary possesses any “loss contingency” (as that term is defined in Financial Accounting Standards Board, Accounting Standards Codification Subtopic 450.20 – “ASC Topic 450.20”) which is required to be accrued, reflected, or reserved against in its balance sheet or disclosed in the footnotes to such balance sheet and which is not so accrued, reflected or reserved against or so disclosed. There has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of the Borrower or the Bank since the date of the financial statements which were most recently furnished by the Borrower to Lender. No event has occurred which could reasonably be expected to interfere substantially with the normal business operations of the Borrower, except as disclosed in writing to Lender heretofore or concurrently herewith.
5.10    Use of Proceeds. The proceeds of the loan made by the Lender to Borrower evidenced by this Note (the “Loan”) shall be used by the Borrower solely to make loans or capital contributions to the Bank to enable the Bank to maintain strong capital ratios and to leverage its balance sheet by making loans and investments, and for the Bank’s general corporate purposes.

5.11    Operations of Borrower. All operations of the Borrower and the Bank have been carried on in accordance in all material respects with all applicable laws, statutes, ordinances, rules and regulations. No investigation by any governmental authority, federal, state or local, is pending or threatened against Borrower or the Bank.

5.12    Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used by the Borrower to purchase or carry any margin stock or to reduce or retire any indebtedness incurred for such purpose or to extend credit to others for such purpose.

6.AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that from and after the Closing Date and so long as the Note remains outstanding and unpaid, in whole or in part, it will observe the following covenants unless Lender shall otherwise consent in writing:
6.1    Corporate Existence, Properties. The Borrower will maintain, and cause the Bank to maintain, (a) its corporate existence, its qualification to do business and its good standing in each jurisdiction in which qualification is necessary for the proper conduct of its businesses, (b) all licenses, permits and other authorizations necessary for the ownership and operation of its properties and businesses, and (c) its properties in good repair and condition and to make all necessary or appropriate repairs, renewals, replacements and substitutions, so that the efficiency of all such property shall at all times be properly preserved and maintained.

6.2    Insurance. The Borrower will maintain, and will cause the Bank to maintain, with respect to all its properties, assets and businesses, insurance with financially sound and reputable insurers against loss or damage of the kinds customarily insured against by banks and bank holding companies, in such types and amounts as are customarily carried under similar circumstances by other banks and bank holding companies and as are required by Lender.

6.3    Books and Records. The Borrower will maintain, and will cause each subsidiary to maintain, accurate and complete records and books of account with respect to all its operations in accordance with GAAP, and will permit, and will cause each subsidiary to permit, officers or representatives of Lender to examine and make excerpts from such books and records and to visit and inspect its properties, both real and personal, at all reasonable times.

6.4    Financial Statements. The Borrower will furnish to Lender:

a.as soon as available, but in any event not later than 120 days after the close of each fiscal year of the Borrower, the annual audit report of the Borrower containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income, cash flow, and changes in shareholders’ equity of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified without exception or qualification by independent certified public accountants selected by the Borrower and satisfactory to Lender;

b.as soon as available, but in any event not later than 45 days after the close of each quarter of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and related consolidated statement of income for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, prepared in accordance with GAAP applied on a consistent basis (excluding disclosures in footnotes), and certified by the principal financial or accounting officer of the Borrower (subject to normal year‑end adjustments);
c.concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the officer who certified such statements, setting forth the Bank’s (i) total risk-based capital ratio, (ii) Tier 1 risk-based capital ratio, and (iii) Tier 1 leverage ratio, computed in accordance with the regulations and policies of the Federal Reserve; and
d.from time to time, such additional financial and other information as Lender may reasonably request.
6.5    Capital. The Borrower will cause the Bank at all times to be “well capitalized” as determined in accordance with the regulations of the Federal Reserve. The Borrower will also cause the Bank to (i) have total risk-based capital of at least 10% at all times, (ii) to have a Tier 1 risk-based capital ratio of at least 6.0% at all times, and (iii) to have a Tier 1 leverage ratio of at least 5.0% at all times
6.6    Notice of Regulatory Action. The Borrower shall promptly notify the Lender of any action or proposed action taken by any federal or state bank regulatory agency with respect to the Borrower, the Bank or any of its directors or officers, including without limitation any cease and desist order, civil monetary penalty, memorandum of understanding, written agreement and or memorandum of understanding or any other regulatory actions will constitute an event of default.
6.7    Additional Requirements. The Borrower must provide ACBB an opinion of counsel, as well as any regulatory approvals that are required, if applicable, regarding the Borrower’s ability to engage in the proposed transaction.
6.8    Commitment Fees.  The Borrower will pay to the Lender in consideration of the Lender agreeing to provide the credit facility described herein, a non-refundable fee of $10,000 on the Closing Date.
7 NEGATIVE COVENANTS. The Borrower covenants and agrees that from and after the Closing Date and so long as the Note remains outstanding and unpaid, in whole or in part, it will observe the following covenants unless Lender shall otherwise consent in writing.

7.1    Liens. The Borrower will not create, assume, or suffer to exist any lien, pledge, charge, security interest or encumbrance of any kind upon any of the capital stock of the Bank.
7.2    Issuance of Capital Stock by Bank. The Bank shall not issue any additional shares of capital stock or any instruments convertible or exercisable into capital stock, with the exclusion of stock issued to employees, directors or under the dividend reinvestment plan (DRIP) program. In addition, the Bank will not issue any warrants or options or other rights to purchase or otherwise acquire any capital stock of the Bank, with the exclusion of warrants or options issued to employees or directors.
7.3    Disposition of Assets. The Borrower will not permit the Bank to liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, pledge, or otherwise transfer or dispose of all or substantially all of its assets or business.
7.4    Continuance of Business. The Borrower will not engage in any line of business other than those permitted to be engaged in by a bank holding company. The Borrower will not permit the Bank to engage in any line of business other than those permitted to be engaged in by a bank chartered under the laws of the State of Pennsylvania.
7.5    Acquisition of a Financial Institution. The Borrower shall not merge or consolidate with or acquire all or substantially all of the assets or operations of any financial institution whose deposits are insured by the

FDIC. The Borrower shall not acquire securities of any financial institution that have the right to cast more than 20% of all of the votes entitled to be cast for the election of directors of that financial institution. In addition, the Borrower shall not acquire or enter into any business or line of business that the Borrower is not engaged in at the Closing Date. Neither the Borrower nor the Bank shall enter into any agreement to or otherwise acquire any business or financial institution or any controlling interest in any business or financial institution without the prior written consent of the Lender, except that the Borrower or the Bank may acquire the business of or equity interests in other financial services companies (excluding interests in or the assets or deposits of failed banks) so long as the investment of the Borrower and the Bank in all such acquired businesses after the date of this Agreement does not exceed $1,000,000 in the aggregate (including any loans assumed by the Borrower or the Bank), and the Borrower and the Bank may make such acquisitions as the Lender, in its sole discretion, may agree to in writing. The Lender agrees to respond to any request by the Borrower with respect to any such acquisition within five (5) Business Days after receipt by the Lender of all information with respect to such acquisition as is reasonably requested by the Lender.
7.6    Indebtedness. Neither the Borrower nor the Bank will incur any indebtedness for borrowed money other than (a) borrowings incurred in the ordinary course of business.
8 EVENTS OF DEFAULT. A default under this Note shall be defined to include one, several or all of the following (“Events of Default”):

8.1    Payment Default. If the Borrower fails to make any payment of principal and/or interest when due under this Note.

8.2    Failure to Perform Certain Covenants. Failure by the Borrower to observe or perform any other covenants, conditions or provisions contained in this Note, provided that such default shall continue for a period of 30 days after the earlier of (i) an officer of the Borrower has knowledge of such default, and (ii) written notice thereof from Lender to the Borrower.

8.3    Enforcement Action. The Borrower, the Bank or any of its directors or officers shall have agreed to, entered into or become subject to any cease or desist order, memorandum of understanding, or consent agreement or any other formal or informal enforcement action with any federal or state bank regulatory authority having jurisdiction with respect to the Bank or the Borrower, including without limitation the Federal Deposit Insurance Corporation, The Federal Reserve Bank or the Pennsylvania Department of Banking with respect to the financial condition or operations of the Bank or the Borrower.

8.4    Other Defaults. If the Borrower fails to: (a) comply with or to perform any other term, obligation, covenant, commitment or condition contained in this Note or in any documents executed by Borrower in connection with this Note or in connection with the Loan; or (b) fails to comply with or perform any term, obligation, covenant, commitment or condition contained in any other agreement between Borrower and Lender.

8.5    Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

8.6    False Statements. If any warranty, representation or statement made, furnished or extended by Borrower, or on behalf of Borrower, to Lender set forth in this Note or in any documents executed by and/or delivered by Borrower to Lender in connection with this Note or in connection with the Loan: (a) is untrue, false and/or misleading in any material respect at the time the warranty, representation or statement is made; or (b) subsequently becomes untrue, false and/or misleading in any material respect.

8.7    Voluntary Bankruptcy, Etc. The commencement by the Borrower of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due, or the taking of corporate action by the Borrower in furtherance of any of the foregoing.

8.8    Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Borrower in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property, or ordering the winding‑up or liquidation of its affairs and the continuance of any such decree or order undismissed and in effect for a period of 60 consecutive days.

8.9    Events Affecting Guarantor. Intentionally omitted.

8.10    Change in Ownership. Any change in ownership interest of twenty-five percent (25%) or more of the common stock of Borrower.

8.11    Adverse Change. If there is an adverse change in the financial condition of Borrower, which, in the reasonable discretion of Lender, materially impairs the prospect of payment in full of this Note.

8.12    Loan to Value & Margin Requirement. Intentionally omitted.

8.13    Insecurity. Intentionally omitted.

8.14    Entry of Judgment. Entry of any judgment against Borrower and a determination by Lender that the same, when taken together with all other judgments outstanding against Borrower, could result in any material adverse change in Borrower’s financial condition, property or ability to pay and perform its obligations to Lender, unless such judgment shall have been discharged or execution thereof stay within thirty (30) days after entry thereof or discharged within thirty (30) days after the expiration of any such stay.

8.15    INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to three percentage points (3%) over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. If judgment is entered in connection with this Note, interest will continue to accrue on this Note after judgment at the interest rate applicable to this Note at the time judgment is entered.

8.16    Acceleration. (a) Upon the occurrence of an Event of Default, then, and in such event, Lender may, by written notice to the Borrower, (i) cease to make any further advances to the Borrower under the Loan, and (ii) declare the Note and all other instruments evidencing obligations of the Borrower to Lender to be due and payable, whereupon the principal amount of all outstanding obligations of the Borrower to Lender, together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Any other provision of this Note to the contrary notwithstanding, upon the occurrence of an Event of Default described in Sections (8.7) or (8.8), (i) the Lender shall have no obligation to make any loan or advance to the Borrower under this Note, and (ii) the unpaid principal amount of the Note and the interest accrued thereon and all other obligations of the Borrower to Lender shall automatically and immediately become due and payable, in all cases without any action whatsoever on the part of Lender.
8.17    No Marshalling, Etc. Required. Intentionally omitted.

8.18    LENDERS RIGHTS. Upon a default, and without the need for Lender to issue any notice to or demand upon Borrower, except as may be required by law: (1) the entire amount of unpaid principal and all accrued and unpaid interest, as well as all late charges and costs, if any, shall be immediately due and payable in full, thus abrogating any amortization provisions set forth in Section 2 of this Note; and (2) Lender may exercise any and all rights and remedies available to Lender under the statutes and Rules of Civil Procedure of the Commonwealth of Pennsylvania and as provided for in this Note. All remedies available to Lender are cumulative.

8.19    RIGHT OF SET OFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender all of Borrower’s right, title and interest in and to all of Borrower’s present and future accounts, funds and assets of Borrower in possession of Lender, except any trust accounts or funds or assets which Lender holds as a fiduciary, to secure this Note. Borrower hereby authorizes and empowers Lender, to the extent permitted by law and by this Note, to charge or setoff all sums owing on this Note against any and all such accounts, funds and assets, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided for in this paragraph.

8.20    CROSS DEFAULT. A default under this Note is a default under all present and future obligations, agreements, instruments and commitments of Borrower to Lender.

8.21    NONRECOURSE TO BANK. Notwithstanding anything contained in this Agreement, the Lender agrees that (i) upon the occurrence of an Event of Default it shall not be entitled to seek any monetary damages from the Bank, and (ii) the Bank shall not be responsible for any payment due under the Loan Documents.

9.CONFESSION OF JUDGMENT. Intentionally omitted.

10.	COLLATERAL. Intentionally omitted.

11.CROSS COLLATERAL. Intentionally omitted.

12.LOAN TO VALUE RATIO. Intentionally omitted.

13.INTEREST RATE ON JUDGMENT. The interest rate on any judgment entered on this Note by confession or otherwise shall be the default rate as defined in Section 8.15 provided for in this Note, which is in effect as of the date of judgment.

14. SUCCESSORS. This Note shall be binding upon and inure to the benefit of the Borrower and Lender and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

15. JURISDICTION AND VENUE. Borrower acknowledges that this Note was executed and delivered to Lender and accepted by Lender at Lender’s office in Camp Hill, Pennsylvania. If there is a lawsuit arising directly or indirectly out of or based directly or indirectly on this Note or the Loan, Borrower agrees that the exclusive and sole jurisdiction and venue for any lawsuit involving Borrower, whether as plaintiff or defendant, shall reside either in the Court of Common Pleas of Cumberland County, Pennsylvania or the United States District Court for the Middle District of Pennsylvania. This Note shall be construed and interpreted under the laws of the Commonwealth of Pennsylvania.

16. WAIVER OF JURY TRIAL. Borrower knowingly and intelligently waives any trial by jury with regards to any lawsuit arising directly or indirectly out of or based directly or indirectly on this Note or the Loan, whether the lawsuit involves Borrower as a defendant or plaintiff.

17. COUNSEL FEES AND COSTS. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Note and all documents executed by Borrower in connection with the Loan. Lender may pay someone else to help enforce this Note and all documents and instruments executed by Borrower in connection with the Loan, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses, whether or not there is a lawsuit, and attorneys’ fees and legal expenses for any bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment or post-appeal collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

18. DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $30.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

19. NATURE OF LOAN. The obligation evidenced by this Note does not represent or evidence a “consumer credit transaction” as that term is defined in Rule 2950 of Pennsylvania Rules of Civil Procedure but rather a business lending transaction.

20. SEVERABILITY. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

21. WAIVERS. Borrower hereby waives all notices with regards to this Note, including but not limited to presentment, demand for payment, protest, notice of dishonor and/or any notices relating to commercial paper under Article 3 of the Uniform Commercial Code, as enacted in the Commonwealth of Pennsylvania.

22. INDEMNITY. The Borrower hereby agrees, whether or not any of the transactions contemplated in the Note shall be consummated, to pay, assume liability for, and indemnify, protect, defend, save and keep harmless the Lender from and against, any and all liabilities, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, but not limited to, legal and investigative fees and expenses) of whatsoever kind and nature, including, but not limited to claims based upon negligence, strict or absolute liability, liability in tort, latent and other defects (whether or not discoverable), and any claim for patent, trademark or copyright infringement which may from time to time be imposed on, incurred by or asserted against the Lender (whether or not any such claim is also indemnified or insured against by any other person) in any way relating to or resulting from this Note or any of the transactions contemplated herein. The provisions of this Section 8.11 (i) shall not apply if a court of law having jurisdiction over the Lender finds in a nonappealable order that such liabilities, obligations, losses, damages, costs and expenses arise out of the gross negligence or willful misconduct of the Lender, and (ii) shall survive the payoff, release, or other disposition, as applicable, of this Note.

23. MISCELLANEOUS PROVISIONS. The failure of Lender to enforce any right under this Note or under any documents executed by Borrower in connection with the Loan shall not be deemed a waiver of Lender’s right under this Note or otherwise. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note and do not constitute any part of the terms of this Note. This Note shall be binding upon the heirs, successors, personal representatives and assigns of Borrower. This Note shall inure to the benefit of Lender and its successors and assigns. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but the Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein. This Note shall be governed by, construed, interpreted and enforced according to the laws of the Commonwealth of Pennsylvania.

24. LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower’s accounts, must be requested in writing by Borrower or by an authorized person. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer printouts. Lender will have no obligation to advance funds under this Note if: (a) Borrower is in default under the terms of this Note or any agreement that Borrower has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower ceases doing business or is insolvent; or (c) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THIS NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE. THIS NOTE IS EXECUTED UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

Orrstown Financial Services, Inc.

By:    /s/ David P. Boyle

Name:    David P. Boyle

Title:    Executive Vice President & CFO

Business Address: 77 E. King Street, Shippensburg, PA 17257

Business Phone #:                        Cell Phone #:

ACKNOWLEDGEMENT OF SECTIONS 5.8, 5.9, 5.11, 7.2 AND 8.21:

Orrstown Bank

By:    /s/ David P. Boyle

Name:    David P. Boyle

Title:    Executive Vice President & CFO

Business Address: 77 E. King Street, Shippensburg, PA 17257

Business Phone #:                        Cell Phone #: